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                                                                     Exhibit 5.1

                 [Letterhead of Smith, Gambrell & Russell, LLP]

                                  March 1, 2002

Board of Directors
P.A.M. Transportation Services, Inc.
Highway 412 West
Tontitown, Arkansas 72770

      Re: Registration Statement on Form S-2

Gentlemen:

     This firm has acted as counsel to P.A.M. Transportation Services, Inc., a Delaware corporation (the "Company"), in connection with its registration, pursuant to the Company's registration statement on Form S-2, File No. 333-83084 (as amended, the "Registration Statement"), of (i) 2,621,250 shares (the "Company Shares") of the Company's common stock, $0.01 par value per share, including 521,250 shares that may be offered and sold by the Company upon exercise of an underwriters' over-allotment option described in the Registration Statement, and (ii) 1,375,000 shares (the "Selling Stockholder Shares") of the Company's common stock to be offered and sold by the holders thereof disclosed in the "Principal and Selling Stockholders" section of the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1. A copy of the Registration Statement.

     2. The Certificate of Incorporation of the Company, as currently in effect.

     3. The Bylaws of the Company, as currently in effect.

     4. Minutes and/or resolutions of the Board of Directors of the Company certified by the Secretary of the Company as then being complete, accurate and then in effect.

     5. Such other documents or instruments as we have deemed necessary to the opinions expressed herein.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of certifications of corporate officials which we have examined. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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Board of Directors
P.A.M. Transportation Services, Inc.
March 1, 2002
Page 2

     Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Company Shares have been legally authorized and, when issued and sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable; and (ii) the Selling Stockholder Shares have been legally issued and are fully paid and non-assessable.

     This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and, except as set forth in the following paragraph, is not to be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        SMITH, GAMBRELL & RUSSELL, LLP

                                        By: /s/ Marlon F. Starr
                                           ---------------------------
                                           Marlon F. Starr